SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2019

Nutriband Inc.

Nevada	000-55654	81-1118176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South Orange Ave., Suite 1500, Orlando, FL	32801
(Address of Principal Executive Offices)	(Zip Code)

(407) 377-6695

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02  Unregistered Sales of Equity Securities

On October 30, 2019, the Company entered into a securities purchase agreement dated October 29, 2019, with Jefferson Street Capital LLC and Platinum Point Capital LLC (the “Investors” and each, an “Investor”) pursuant to which the Company issued to each Investor for $125,000 (i) a 6% one-year convertible note in the principal amount of $135,000 and (ii) a three-year warrant to purchase 25,000 shares of common stock.

The notes are convertible at a conversion price equal to the lesser of (i) the per share price of the Company’s common stock as set forth in any registered offering documents or in any registration statement filed by the Company (with the exception of a registration statement filed on Form S-8 or S-4) while the note is outstanding, or (ii) the variable conversion price, which is defined as 70% of the lowest trading price of the common stock during the 20 trading days preceding the date of conversion. The conversion price and the percentage of the trading price is subject to downward adjustment in the event the Company fails to comply with its obligations under the note. The Company has the right to prepay the notes during the 180 days following the issuance of the notes at a premium of 115% of the outstanding principal and interest during the 60 days following the date of issuance of the note, which percentage increases to 125% during the remainder of the 180 day period. The Company is required to pay the notes one business day after the closing of the first to occur of (a) the next public offering of the Company’s securities or (b) the next private placement of the Company’s equity or debt securities in which the Borrower received net proceeds of at least $1.0 million, (c) issuance of securities pursuant to an equity line of credit or (d) a financing with a bank or other institutional lender.

The exercise price of the warrant is the lesser of (i) $20.90 or, (ii) if the Company completes a public offering of its common stock, 110% of the initial public offering price of the Common Stock in the next firm commitment public offering of the Company’s securities.

Both the conversion price of the notes and the exercise price of the warrants are subject to adjustment in the event of dilutive issuances, as defined, which would result is a reduction of the conversion price or the exercise price to the price that the Company issued or is deemed to have issued the common stock in the dilutive issuance.

The securities purchase agreement requires the Company, as soon as practical, but in no event later than 90 days following the date the agreement, amend the Company’s articles of incorporation and take any and all such other steps as are necessary and appropriate in order to increase the Company’s authorized common stock to 250,000,000 shares.

The securities purchase agreement also provides for registration rights covering the shares of common stock issuable upon exercise of the warrants.

In connection with the sale of the notes and warrants, the Company paid an investment banking fee to WallachBeth Capital, LLC of $28,500.

The net proceeds from the offering of $203,000 are being used for working capital.

The issuance of the notes and warrants was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

The forgoing summary is qualified in its entirety by reference to the full text of the securities purchase agreement, the note and warrant, which are filed as exhibits to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

4.1	Securities Purchase Agreement dated October 29, 2019 among the Company, Jefferson Street Capital LLC and Platinum Point Capital LLC.
4.2	Form of convertible 6% promissory note
4.3	Form of warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUTRIBAND, INC.

Date: November 4, 2019	By:	/s/ Gareth Sheridan
R: Gareth Sheridan
Chief Executive Officer

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